# ACQUISITION AGREEMENT

BETWEEN

ODYSSEY OIL & ENERGY INC
Registration No. 65-1139235

registered in the State of Florida, U.S.A.
herein represented by ARTHUR VICTOR JOHNSON
in his capacity as a Director, he being duly
authorized thereto by resolution of the Company
passed at a meeting held at Rivonia
on the 10th day of August 2010

of: 73 Drakensberg Road,
Waterkloof,
Pretoria
P O Box 95705
Waterkloof, 0145
Tel: (011) 807-1446
Fax: (012) 086 670 4674
E-mail: ajohnson@iafrica.com

(ODYSSEY)

and

C2E INTERNATIONAL LIMITED
Registration No. 1288794

herein represented by JOHANNES ROUX
in his capacity as a Director, he being duly
authorized thereto by resolution of the Company
passed at a meeting held at Rivonia
on the 10th day of August 2010

of: Room 1904
Nam Wo Hong Building
148 Wing Lok Street
Sheung Wan
Hong Kong
Tel: 27 11 513 3558
Fax: 27 11 513 3084
E-mail: jroux@coal2e.com

(C2E)

1 PREAMBLE

1.1 C2E has TECHNOLOGY duly registered with the appropriate authorities to provide fuel from coal with zero emissions and is entitled and is authorized to grant a licence for the use and exploitation of the said technology;

1.2 It has been agreed that ODYSSEY will acquire the shares in C2E together with the said technology rights;

2. INTERPRETATION

2.1 The headings to the paragraphs in this agreement are for reference purposes only and shall not govern or affect the meaning or interpretation of any of the provisions of this agreement.

2.2 If any provision in a definition in this agreement is a substantive provision conferring rights or imposing obligations on any of the parties hereto, then, notwithstanding that it is only in the definition clause of this agreement, effect shall be given to it as if it were a substantive provision in the body of this agreement.

2.3 In this agreement, unless the contrary intention appears from the context :-

2.3.1 words signifying one gender shall mean and include other genders;

2.3.2 words signifying the singular shall mean and include the plural and vice versa;

2.3.3 reference to natural persons shall mean and include reference to artificial persons and vice versa;

2.3.4 reference to a period of days shall mean ordinary business days within the Republic of South Africa reckoned exclusively from the first and inclusively of the last day of any specified period, provided that if the last day falls on a Saturday, Sunday or public holiday, it will be deemed to be the next business day;

2.3.5 reference to the time of day shall mean the time of day within the United States of America;

2.3.6 any consent that is required in terms hereof shall be required to be given in writing.

2.4 Words and expressions defined in any sub-clause shall, for the purposes of the clause of which that sub-clause forms part and in subsequent clauses, unless inconsistent with the context, bear the meaning assigned to such words and expressions in that sub-clause.

2.5 The annexures to this agreement are deemed to be incorporated in and form part of this agreement.

2.6 If any provision of this agreement is in conflict or inconsistent with any law, the invalidity of such provision shall not affect the validity of the remainder of the provisions hereof;

2.7 This agreement shall be governed by and construed and interpreted in accordance with the laws of the United States of America;

3. DEFINITIONS

In this agreement, unless inconsistent with the context, the following expressions shall bear the meanings assigned to them below:

| | | |
|---|---|---|
| 3.1 | "the ATTORNEYS" | shall mean WERTHEIM BECKER INC, Attorneys of 1st Floor, Oxford Manor, 196 Oxford Road, Illovo, Johannesburg, P O Box 2277, Houghton, 2041; |
| 3.2 | "C2E" | shall mean C2E International Limited, Registration No. 1288794 ; |
| 3.3 | "the EFFECTIVE DATE" | shall mean the 10th day of August 2010; |
| 3.4 | "JOHNSON" | shall mean ARTHUR VICTOR JOHNSON, Identity No. of 73 Drakensberg Road, Waterkloof, Pretoria, E-mail ajohnson@iafrica.com; |
| 3.4 | "ODYSSEY" | shall mean ODYSSEY OIL & ENERGY INC., Registration No. 65-1139235 |
| 3.5 | "SIGNATURE DATE" | shall mean the date of signature of this agreement by the party signing last; |
| 3.6 | "TECHNOLOGY" | shall mean the technology owned and/or patented by C2E to convert coal to fuel with zero emissions; |
| 3.7 | "TECHNOLOGY LICENCE" | shall mean the licence to use and/or transfer the technology to any party which licence is annexed hereto marked "A"; |
| 3.8 | "THEUNISSEN" | shall mean NIC THEUNISSEN of |

4. SHARE CAPITAL

It is recorded that the :-

4.1 authorised share capital of ODYSSEY is 650 000 000 (Six Hundred and Fifty Million) shares of .0001c (point zero zero zero one cent) each;

4.2 issued share capital of ODYSSEY will be 300 000 000 (Three Hundred Million) shares of .0001c (point zero zero zero one cent) each;

4.3 C2E has an:-

4.3.1 authorised share capital of 10,000 (Ten Thousand) shares;

4.3.2 issued share capital of USD10,000 (US Dollars Ten Thousand) divided into number of shares of $1.00 (One Dollar) each;

5. <u>ACQUISITION OF SHARES IN C2E BY ODYSSEY</u>

5.1 ODYSSEY shall acquire the total issued share capital in C2E;

5.2 The share certificates, together with share transfer forms signed in blank duly annexed thereto in ODYSSEY hereby transferred to ODYSSEY, shall be delivered to the Attorneys to be held in trust by them for delivery to ODYSSEY on conclusion of this agreement and the implementation of the terms and provisions hereof.

6. <u>CONSIDERATION</u>

ODYSSEY shall issue and transfer 600 000 000 (Six Hundred Million) shares in ODYSSEY to C2E in consideration for the acquisition of the shares in C2E by ODYSSEY and the use and exploitation of the TECHNOLOGY.

7. <u>DIRECTORS</u>

After conclusion of this agreement and implementation of the provisions hereof:

7.1 THEUNISSEN and JOHNSON shall resign as Chief Executive Officer (CEO) and Chairman of ODYSSEY;

7.2 THEUNISSEN and JOHNSON shall remain as executive directors of the company for a period of 2 (Two) years and shall be entitled to attend all meetings of the Board of Directors;

7.3 C2E shall appoint its nominee as directors to act as CEO and President of the Board of Directors.

8. <u>CONDITION PRECEDENT</u>

It is a condition precedent of this agreement and a specific term of this agreement, but for which this agreement would not have been concluded:-

8.1 that C2E is the registered owner of the GLOBAL TECHNOLOGY RIGHTS and is entitled to deal therewith as envisaged in this agreement and in terms of the TECHNOLOGY RIGHTS;

8.2 it is entitled to cede and assign the use of the TECHNOLOGY RIGHTS and legally permit ODYSSEY to utilize and exploit it, and that

8.3 ODYSSEY will have the unfettered use thereof to promote its business activities, whether in the United States of America or elsewhere;

8.4 ODYSSEY will reduce the 300,000,000 (Three Hundred Million) shares issued by a factor of 6 to 1, prior to the issuing of the 600,000,000 (Six Hundred Million) shares to C2E. Therefore at

the conclusion of this agreement there will be a total of 650,000,000 (Six Hundred and Fifty Million) shares in issue;

9. <u>WARRANTIES</u>

9.1 C2E warrants that :-

9.1.1 it has the licence to utilize and exploit the TECHNOLOGY RIGHTS;

9.1.2 it has no liabilities other than normal administrative costs not exceeding US$ 5,000

9.1.3 there are no actions pending or threatened and that it is not aware of any action which may, in any way, impinge on or affect the right to the use of the TECHNOLOGY by it or by ODYSSEY and that it is entitled to cede and assign the use of the TECHNOLOGY to ODYSSEY;

9.1.4 the TECHNOLOGY LICENCE, a copy of which is annexed hereto marked "A" is valid and correct and in operation and that it has the right to transfer the licence to utilize and exploit the TECHNOLOGY to ODYSSEY;

9.2 ODYSSEY warrants that :

9.2.1 it has no liabilities other than normal administrative costs not exceeding $ 50,000

10. <u>COMMISSION TO INTERCO HOLDINGS LIMITED</u>

On conclusion of this agreement and in consideration for arranging and concluding this transaction, 51,435,500 (Fifty One Million Four Hundred and Thirty Five Thousand Five Hundred) shares in ODYSSEY shall be transferred to Interco Holdings Limited. This forms part of

the 300,000,000 (Three Hundred Million) shares issued to Odyssey before the dilution by 6;

11. PAYMENT OF LOAN ACCOUNTS

Upon receipt of the required working capital, ODYSSEY shall pay to THEUNISSEN, JOHNSON and MARK PALESTINE the full amount standing to the credit of their capital accounts in ODYSSEY.

12. EXCLUSIONS

The following business ventures are excluded from the transaction and shall be transferred by ODYSSEY to THEUNISSEN and JOHNSON or to such persons or entities as may be directed by them, free of consideration:-

12.1 ALG Western Oils;

12.2 Quala Solid Fuels

12.3 H-Power

13. UNDERTAKINGS

The parties hereto undertake to assign all documents, pass all resolutions and do all things necessary in order to give effect to the provisions hereof immediately upon being requested to do so.

14. BREACH

In the event that any of the parties commits a breach of this agreement and fails to remedy such breach within 7 (SEVEN) days of being required to do so in writing, or if the breach is not capable of being remedied within 7 (SEVEN) days then within such period as may be reasonable in the circumstances, then the aggrieved party shall be entitled to terminate this agreement or to claim specific performance

without prejudice to the aggrieved party's rights to claim damages and without prejudice to the aggrieved party's rights at law.

15. ENTIRE CONTRACT

The parties record that this agreement constitutes the entire contract between them and that there are no ancillary or collateral agreements between them.

16. NON-VARIATION

No alteration, variation or suspension of any of the terms of this agreement shall be of any force or effect unless reduced to writing and signed by the parties.

17. ACKNOWLEDGEMENT

The parties acknowledge that there are no understandings between them not recorded herein and that neither party has been induced to conclude this agreement by representations made by the other party which are not recorded herein and the transaction evidence in this agreement shall be deemed to have been concluded on the basis that both parties act as principals.

18. NON WAIVER

No latitude, extension of time or other indulgence which may be given or allowed by either party to the other in regard to the performance of any obligation in terms hereof shall under any circumstances operate as a waiver or novation of or otherwise affect any of such party's rights in terms hereof or arising herefrom, or preclude either party

from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

19. DOMICILIA AND NOTICES

19.1 The parties hereby chooses domicilium citandi et executandi for all matters arising out of this agreement at the addresses set out after their names at the head of this agreement.

19.2 The parties shall be entitled to alter their respective domicilia citandi et executandi on not less than 30 (THIRTY) days notice to the other party whereafter the amended domicilium shall be the domicilium of the party concerned.

19.3 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by any of the parties from another, including by way of fax transmission, shall be an adequate written notice or communication to such party notwithstanding that it has not been addressed to the domicilium citandi et executandi of such party.

20. COSTS

The costs hereof shall be borne by ODYSSEY and C2E in equal shares.

THUS DONE AND SIGNED at Rivonia on this the 10th day of August 2010.

AS WITNESSES:

1. P. GALLIMORE

2.

For and on behalf of -

ODYSSEY OIL AND ENERGY INC

THUS DONE AND SIGNED at Rivonia on this the 10th day of August.

2010.

AS WITNESSES:

1. P. GALLIMORE

2.

For and on behalf of -

C2E INTERNATIONAL LIMITED

THUS DONE AND SIGNED at Rivonia on this the 10th day of August.

2010.